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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2002

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

      NEW JERSEY                 0-19777                    22-3103129
    (State or other            (Commission                (IRS Employer
    jurisdiction of            File Number)              Identification
     incorporation)                                          Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         DUSA Pharmaceuticals, Inc. ( "DUSA") issued a press release on May 24, 2002, attached to and made part of this report, announcing that a DUSA(R)-supported British investigator study using Levulan(R) (aminolevulinic acid HCl) photodynamic therapy (PDT) in a Phase I/II clinical trial for the removal of High-Grade-Dysplasia (HGD) within areas of Barrett's Esophagus (BE) reported positive results at the Digestive Disease Week (DDW) conference in San Francisco; and further reporting encouraging preliminary interim results from its company-sponsored Phase I/II Levulan PDT study for the treatment of HGD in BE.

         Except for historical information, this report and exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the continuing follow-up of the enrolled patients, continuing support of the UK investigator studies to optimize the therapy, expectations for clinical results from the related DUSA study and beliefs regarding the role of the treatment in this disease. Such risks and uncertainties include, but are not limited to the results of clinical trials, reliance on third parties to manufacture Levulan (in compliance with FDA regulations), the regulatory approval process, the availability of funds to support the BE program, and other risks identified in the Company's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated May 24, 2002.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUSA PHARMACEUTICALS, INC.



Dated: May 24, 2002                       By: /s/ D. Geoffrey Shulman
       ------------                           ------------------------------
                                          D. Geoffrey Shulman, MD, FRCPC
                                          President, Chief Executive Officer